UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

INTERNATIONAL GAME TECHNOLOGY

(Exact name of Registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9295 Prototype Drive, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

(775) 448-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 15, 2009, International Game Technology (the “Company”) issued and sold $500 million aggregate principal amount of its 7.50% Notes due 2019 (the “Notes”) to certain underwriters pursuant to an underwriting agreement, dated as of June 10, 2009 (the “Underwriting Agreement”).

The Notes were offered and sold under the Company’s shelf registration statement on Form S-3 (File No. 333-158250) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2009, a prospectus dated March 27, 2009, and a prospectus supplement dated June 10, 2009 and filed with the Commission on June 11, 2009 (the “Prospectus Supplement”).  The Notes have been issued pursuant to an indenture, dated as of June 15, 2009 (the “Base Indenture”), as amended by a first supplemental indenture, dated as of June 15, 2009 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each by and between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes are unsecured obligations of the Company.  The Indenture and the Notes contain certain covenants, and provide for optional and mandatory redemption under certain circumstances.  The terms of the Notes are described in the Prospectus Supplement and the related prospectus filed as part of the Registration Statement.

As previously disclosed, the Company entered into a second amended and restated Credit Agreement, dated as of June 8, 2009 (the “Credit Agreement”), with Wells Fargo Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, The Royal Bank of Scotland PLC, the Bank of Tokyo-Mitsubishi UFJ, Ltd./Union Bank of California, N.A., and Mizuho Corporate Bank, Ltd., as co-documentation agents, and Banc of America Securities LLC, Wells Fargo Bank, N.A. and RBS Securities, Inc., as joint lead arrangers and joint book managers, and a syndicate of other lenders. Under the terms of the Credit Agreement, in the event the Company incurs or issues any indebtedness consisting of bonds or similar securities (but excluding any indebtedness under the Company’s senior revolving credit facility), certain of the lenders’ commitments to the senior revolving credit facility will be reduced ratably by an amount equal to 50% of the face amount of such bonds or securities up to and until the aggregate of all commitments of the lenders have been reduced to $1.5 billion. As a result of the issuance of the Notes, the commitments of certain lenders under the Credit Agreement have been reduced by $250 million to $1.825 billion.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, the Supplemental Indenture and the Form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 9, 2009, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of June 15, 2009, between the Company and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of June 15, 2009, between the Company and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 7.50% Note due 2019 (included in Exhibit 4.2).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: June 15, 2009	By:	/s/ Patrick Cavanaugh
Patrick Cavanaugh
Executive Vice President
Chief Financial Officer

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